Exhibit 99.1

AVANTAIR, INC. REPORTS FISCAL 2013 SECOND QUARTER

FINANCIAL RESULTS

CLEARWATER, FL – February 12, 2013 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership in the light jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for its fiscal 2013 second quarter and six month periods which ended December 31, 2012.

Second Quarter Fiscal 2013 Performance

•

Non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and non-recurring items of revenue or gain and expense or loss) increased by $0.8 million to approximately $2.5 million, compared to Adjusted EBITDA of $1.7 million in the second quarter of fiscal 2012.

•

Net loss attributable to common stockholders for the second quarter ended December 31, 2012 was ($1.9) million, or ($0.06) per share, based on 32.8 million weighted average shares outstanding. This compared with a net loss attributable to common stockholders of ($1.3) million, or ($0.05) per share, based on 26.5 million weighted average shares outstanding in the second quarter of fiscal 2012.

•	Total revenue for the second quarter of fiscal 2013 of $35.5 million compared to fiscal 2012 second quarter revenue of $42.9 million.

•	Total number of revenue-generating flight hours flown for the second quarter fiscal 2013 decreased by approximately 34% to 7,538, compared with 11,453 hours flown in the fiscal 2012 second quarter.

Year-to-Date Fiscal 2013 Performance:

•

Non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and non-recurring items of revenue or gain and expense or loss) increased by $3.6 million to approximately $4.7 million, compared to Adjusted EBITDA of $1.1 million in the six months ended December 31, 2011.

•

Net loss attributable to common stockholders for the six months ended December 31, 2012 was ($3.3) million, or ($0.11) per share, based on 29.8 million weighted average shares outstanding. This compared with a net loss attributable to common stockholders of ($3.8) million, or ($0.15) per share, based on 26.4 million weighted average shares outstanding for the six months ended December 31, 2011.

•	Total revenue for the six months ended December 31, 2012 of $78.4 million compared to $85.9 million for the six months ended December 31, 2011.

•

Total number of revenue-generating flight hours flown for the six months ended December 31, 2012 decreased by approximately 17% to 18,881, compared with 22,819 hours flown in the six months ended December 31, 2011.

“The results this quarter were impacted by the voluntary stand down of our fleet,” said Steven Santo, Chairman and Chief Executive Officer. “We were successful in getting our fleet operational following these measures and since then, have offered to recall all of our remaining furloughed pilots. We also completed the process of outsourcing our maintenance and the sale of our Camarillo, California FBO operations. We have made changes within management including adding several new members to our management team, comprised of highly experienced industry leaders and operational experts, who we believe will assist in delivering the leadership necessary to take us to the next level. We closed on over $3.5 million of our capital raise, primarily supported by our Board of Directors and program owners. I am encouraged by these developments, as well as the improvements in our service levels, and I am confident the Company will be well positioned to achieve its operating plans.”

Conference Call

Chairman and Chief Executive Officer Steven Santo, President Stephen Wagman and Chief Financial Officer Carla Stucky will hold a conference call with the financial community on Tuesday, February 12, 2013 at 5 p.m. ET to review the company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing: 1-888-895-5271 U.S. Toll Free or 1-847-619-6547 U.S. Toll. For international callers, dial: 1-847-619-6547. When prompted, give Confirmation Number: 34223850 or ask for “Avantair’s Second Quarter Fiscal 2013 Earnings Conference Call.” The live conference call will also be webcast on the company’s website at www.avantair.com under the Investors section.

A telephonic replay of the conference call may be accessed approximately two hours after the call through March 13, 2013, by dialing 1-888-843-7419 U.S. Toll Free or 1-630-652-3042 U.S. Toll. For international callers, dial: 1-630-652-3042. When prompted key in the Passcode: 34223850#.

Use of Non-GAAP Measure of Performance

The following table reflects the reconciliation of net loss, prepared in conformity with GAAP to the non-GAAP financial measure of Adjusted EBITDA (in thousands):

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net Loss	$(1,563)	$(916)	$(2,532)	$(3,096)
Add:
Depreciation and amortization	1,137	1,148	2,588	2,078
Interest expense	815	1,240	1,806	2,296
Stock-based compensation	159	181	313	355
Employee termination and other costs	(31)	28	69	28
Loss on sale of asset	—	—	477	—
Voluntary stand down costs [1]	1,209	—	1,209	—
Non cash settlement[2]	1,056	—	1,056	—
Subtract:
Interest and other income	(12)	(14)	(30)	(80)
Gain on sale of asset	(22)	—	(22)	—
Change in fair value of derivative liabilities	(59)	—	(59)	—
Gain on receipt of used share	(180)		(180)
Gain on debt extinguishment	—	—	—	(439)

Adjusted EBITDA	$2,509	$1,667	$4,695	$1,142

[1]

On October 25, 2012, the Company made an announcement regarding the voluntary stand down of its operations in order to complete a comprehensive review of records and supporting maintenance documentation and an inspection of its aircraft fleet. The effect of the operational stand down negatively impacted the Company’s cash receipts, liquidity and retention of program participants. Separate of charter and costs associated with retention of program participants, the Company incurred approximately $1.2 million for consulting, FAA, furlough, legal, communication and other costs. The non-recurring costs related to the voluntary stand down have been added back in the calculation of Adjusted EBITDA.

[2]

On February 6, 2013, the Company entered into a settlement with a large stockholder and its related parties. The settlement involved the Company issuing $1.1 million in senior secured convertible promissory notes and warrants to purchase approximately 4.2 million shares of common stock. During the period ended December 31, 2012, the Company accrued $1.1 million of G&A expense associated with this settlement. This settlement is for claims related to the Company not maintaining the effectiveness of its Registration Statement under a certain October 26, 2009 Registration Rights Agreement The non-recurring expense associated with the settlement has been added back in the calculation of Adjusted EBITDA.

The company believes that the non-GAAP financial measure of Adjusted EBITDA is useful to investors as it excludes other income and expense items that do not directly reflect the underlying performance of the company’s business operations. This measure is a supplement to accounting principles generally accepted in the United States used to prepare the company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in Avantair’s filings with the Securities and Exchange Commission (“SEC”) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of accounting principles, generally accepted in the U.S., changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

About Avantair

Avantair, the sole North American provider of fractional shares, leases and flight hour cards in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with approximately 400 employees. Avantair offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental U.S., Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The company currently manages a fleet of 56 aircraft. For more information about Avantair, please visit: www.avantair.com.

Company Contacts:

Avantair, Inc.

Stephen Wagman, President

727-538-7909

swagman@avantair.com

Avantair, Inc.

Carla Stucky, Chief Financial Officer

727-538-7976

cstucky@avantair.com

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in Thousands, Except Share Data)

	December 31, 2012 (Unaudited)	June 30, 2012 (Audited)
ASSETS
Current Assets
Cash and cash equivalents	$1,400	$5,302
Accounts receivable, net of allowance of $1,046 and $1,340, respectively	9,091	11,707
Inventory	111	155
Current portion of aircraft costs related to fractional share sales	3,960	8,458
Prepaid expenses and other current assets	7,075	3,830

Total current assets	21,637	29,452

Long-Term Assets
Aircraft costs related to fractional share sales, net of current portion	585	1,691
Property and equipment, net	38,552	40,136
Cash - restricted	2,267	2,226
Deposits on aircraft	7,334	7,193
Goodwill	1,141	1,141
Other assets	10,052	9,443

Total long-term assets	59,931	61,830

Total assets	$81,568	$91,282

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$9,415	$9,051
Accrued liabilities	10,698	6,393
Customer deposits	3,514	3,115
Short-term debt	5,679	12,000
Current portion of long-term debt	3,745	4,652
Current portion of deferred revenue related to fractional aircraft share sales	4,938	9,995
Unearned management fee, flight hour card and membership revenue	52,649	60,015

Total current liabilities	90,638	105,221

Long-Term Liabilities
Long-term debt, net of current portion	16,934	13,753
Senior secured convertible promissory notes	742	—
Derivative liabilities	3,051	—
Deferred revenue related to fractional aircraft share sales, net of current portion	6,089	8,179
Deferred revenue related to membership revenue, net of current portion	31	213
Other liabilities	2,769	2,465

Total long-term liabilities	29,616	24,610

Total liabilities	120,254	129,831

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,845	14,799

STOCKHOLDERS’ DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued or outstanding	—	—
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 40,903,717 and 26,497,468 shares issued and outstanding, respectively	4	3
Additional paid-in capital	60,884	57,830
Accumulated deficit	(114,419)	(111,181)

Total stockholders’ deficit	(53,531)	(53,348)

Total liabilities and stockholders’ deficit	$81,568	$91,282

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Amounts in Thousands, Except Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue
Fractional aircraft shares sold	$2,764	$6,774	$6,824	$13,616
Lease revenue	1,084	596	1,982	951
Management and maintenance fees	22,079	20,994	43,697	41,267
Flight hour card and club membership revenue	5,100	8,767	13,852	17,762
Flight activity and other ancillary billing	3,460	4,611	9,467	9,435
Other revenue	1,005	1,206	2,543	2,890

Total revenue	35,492	42,948	78,365	85,921

Operating expenses
Cost of fractional aircraft shares sold	2,313	5,808	5,841	12,415
Cost of flight operations	19,381	19,073	40,643	38,451
Cost of fuel	6,229	9,336	16,019	18,999
General and administrative expenses	6,900	5,606	12,135	11,691
Selling expenses	584	1,639	1,610	3,578
Depreciation and amortization	1,137	1,148	2,588	2,078
Employee termination and other costs	(31)	28	69	28
Gain on receipt of used share	(180)	—	(180)
Gain on sale of asset	(22)	—	(22)	—
Loss on sale of asset	—	—	477	—

Total operating expenses	36,311	42,638	79,180	87,240

Income (loss) from operations	(819)	310	(815)	(1,319)

Other income (expenses)
Interest and other income	12	14	30	80
Interest expense	(815)	(1,240)	(1,806)	(2,296)
Change in fair value of derivative liabilities	59	—	59	—
Gain on debt extinguishment	—	—	—	439

Total other income (expenses)	(744)	(1,226)	(1,717)	(1,777)

Net loss	(1,563)	(916)	(2,532)	(3,096)

Preferred stock dividend and accretion of expenses	(384)	(373)	(749)	(745)

Net loss attributable to common stockholders	$(1,947)	$(1,289)	$(3,281)	$(3,841)

Loss per common share:
Basic and diluted	$(0.06)	$(0.05)	$(0.11)	$(0.15)

Weighted-average common shares outstanding:
Basic and diluted	32,848,369	26,450,305	29,755,264	26,436,770